UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2015

NATIONAL AUTOMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) is an amendment to the Current Report on Form 8-K of National Automation Services, Inc. (the “Company”) filed with the SEC on May 26, 2015 (the “Original Form 8-K”). This Amendment No. 1 is being filed to amend and restate in its entirety Item 5.02 of the Original Form 8-K and to add Items 3.02 and 5.07. This Amendment No. 1 amends and restates the Original Form 8-K in its entirety for the sake of completeness.

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Item 3.02	Unregistered Sales of Equity Securities

On May 21, 2015 and May 22, 2015, holders of convertible notes converted an aggregate principal of $15,000 into an aggregate of 113,637 shares of common stock of the Company.

The share issuances set forth in Item 5.02 below are incorporated by reference into this Item 3.02.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended since, among other things, the transactions did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On May 21, 2015, the Company appointed John McKeachnie, 57, to the Company’s board of directors, effective immediately. Mr. McKeachnie brings over 36 years of experience in oil and gas service, sales, management, and product innovation. He is currently Managing Partner of JRV Technologies, a consulting/manufacturing company offering innovative product design services to the oil and gas industry. From 2010 until 2014, Mr. McKeachnie was VP Operations - US Western Division for Weatherford International, one the largest oil and gas service providers in the United States. Previously, Mr. McKeachnie held various management positions at Weatherford eventually becoming regional manager, responsible for the Rocky Mountain and West Coast Completion Business Units including engineering, operations, and manufacturing of Mountain States Oil Tools. Mr. McKeachnie is qualified to serve on the board because he brings a deep knowledge and understanding of the oil and gas business including operations, acquisitions, and strategic direction needed for future growth.

Mr. McKeachnie has no family relationship with any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. McKeachnie and any other person pursuant to which he was appointed as director. There have been no related party transactions in the past two years in which the Company was or is to be a party, in which Mr. McKeachnie has, or will have, a direct or indirect material interest.

On May 21, 2015, Sean Sego resigned his position as a director of the Company. Mr. Sego resigned for personal reasons and did not resign because of a disagreement with management or on any matter relating to the Company’s operations, policies or practices.

On May 22, 2015, the Company issued 100,000 shares of common stock to Mr. McKeachnie in lieu of cash compensation in consideration of services to the board of directors. In addition, the Company issued (i) 200,000 shares of common stock to each of Robert Chance, Jeremy Briggs, and Jason Jenson, and (i) 100,000 shares of common stock to each of Sean Sego, Kevin Brown, Jim Gunn, Tom Sego and David Gurr, in lieu of cash compensation in consideration of services to the board of directors or the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2015, the shareholders of the Company owning 3,134,280 shares of common stock, or approximately 51%, of the issued and outstanding common stock executed a written consent in lieu of a shareholder meeting (the “Written Consent”), which Written Consent approved an amendment to the Company’s Articles of Incorporation to (i) change its name to “National Energy Services, Inc.” from “National Automation Services, Inc.” and (ii) increase the total number of shares of common stock that the Company has the authority to issue from 75,000,000 to 150,000,000 shares and no change to the number of shares of preferred stock that the Company has the authority to issue (collectively, the “Actions”).

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Information Statement on Schedule 14C (the “Information Statement”) in connection with the Actions will be sent or given to the stockholders of the Company. The Actions to be taken pursuant to the written consent shall be taken on or around the date that is 20 days after the mailing of this Information Statement.

Item 8.01	Other Events.

On May 22, 2015, the Company issued a press release announcing the appointment of Mr. McKeachnie and the resignation of Mr. Sego. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

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Exhibit No.	Description
99.1	Press Release dated May 22, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2015

National Automation Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer

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